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Bank of America
475 Cross Point Parkway
PO Box 9000
Getzville, NY 14068-9000

MSAC 2004-SD1, MSAC 2004-SD2

BANK OF AMERICA, N.A.
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2004-SD1, 2004-SD2

OFFICER'S CERTIFICATE PURSUANT TO SECTION 2.19 OF THE AGREEMENTS LISTED ON EXHIBIT I HERETO

I, Suzanne M. Haummesser,, Senior Vice President of Bank of America, N.A., as servicer (the "Servicer"), hereby certify pursuant to Section
2.19 of the Servicing Agreements listed on Exhibit I hereto (collectively, the "Agreements") that: (a) a review of the activities of the Servicer during calendar year 2004 and of the performance of the Servicer under the Agreements has been made under my supervision, and (b) to the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreements throughout calendar year 2004.

Dated:  March 15, 2005


BANK OF AMERICA, N.A.,
as Sericer
By:  /s/ Suzanne M. Haumesser
Name:  Suzanne M. Haumesser
Title:  Senior Vice President

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EXHIBIT I

     DEAL NAME                  DATE

1.   MSAC 2004-SD1             1/01/2004
2.   MSAC 2004-SD2             6/01/2004